                                                                     Exhibit 4.1

                                                                  EXECUTION COPY










------------------------------------------------------------------------------
                        COVAD COMMUNICATIONS GROUP, INC.

                                  $500,000,000

                      6% CONVERTIBLE SENIOR NOTES DUE 2005

                                    INDENTURE

                         Dated as of September 25, 2000

                     UNITED STATES TRUST COMPANY OF NEW YORK

------------------------------------------------------------------------------

                                     Trustee

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                   INDENTURE SECTION


310(a)(1)...................................................................8.10

(a)(2)......................................................................8.10

(a)(3)......................................................................N.A.

(a)(4)......................................................................N.A.

(a)(5)......................................................................8.10

(b).........................................................................8.10

(c).........................................................................N.A.

311(a)......................................................................8.11

(b).........................................................................8.11

(c).........................................................................N.A.

312(a)......................................................................2.05

(b)........................................................................11.03

(c)........................................................................11.03

313(a)......................................................................8.06

(b)(1).....................................................................11.03

(b)(2)......................................................................8.07

(c)........................................................................8.06;

                                                                           11.02

(d).........................................................................8.06

314(a).....................................................................6.03;

                                                                           11.05

(c)(1)......................................................................N.A.

(c)(2)......................................................................N.A.

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                   INDENTURE SECTION

(c)(3)......................................................................N.A.

(e)........................................................................11.05

(f).........................................................................N.A.

315(a).... .................................................................8.01

(b).........................................................................N.A.

(c).........................................................................N.A.

(d).........................................................................8.01

(e).........................................................................7.11

316(a)(last sentence).......................................................2.09

(a)(1)(A)...................................................................7.05

(A)(1)(B)...................................................................7.04

(a)(2)......................................................................N.A.

(b).........................................................................7.07

(c).........................................................................N.A.

317(a)(1)...................................................................7.08

(a)(2)......................................................................7.09

(b).........................................................................2.04

318(a)......................................................................N.A.

(b).........................................................................N.A.

(c)........................................................................11.01

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE

Article 1 DEFINITIONS AND INCORPORATION BY REFERENCE...........................7

         SECTION 1.01.   DEFINITIONS...........................................7

         SECTION 1.02.   OTHER DEFINITIONS....................................14

         SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT....14

         SECTION 1.04.   RULES OF CONSTRUCTION................................15

Article 2 THE NOTES

         SECTION 2.01.   FORM AND DATING......................................15

         SECTION 2.02.   EXECUTION AND AUTHENTICATION.........................16

         SECTION 2.03.   REGISTRAR AND PAYING AGENT...........................17

         SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST..................17

         SECTION 2.05.   HOLDER LISTS.........................................18

         SECTION 2.06.   TRANSFER AND EXCHANGE................................18

         SECTION 2.07.   REPLACEMENT NOTES....................................29

         SECTION 2.08.   OUTSTANDING NOTES....................................30

         SECTION 2.09.   TREASURY NOTES.......................................30

         SECTION 2.10.   TEMPORARY NOTES......................................30

         SECTION 2.11.   CANCELLATION.........................................31

         SECTION 2.12.   DEFAULTED INTEREST...................................31

         SECTION 2.13.   CUSIP NUMBERS........................................31

Article 3 REDEMPTION OF NOTES.................................................31

         SECTION 3.01.   OPTIONAL REDEMPTION..................................31

         SECTION 3.02.   NOTICE TO TRUSTEE....................................32

                                TABLE OF CONTENTS

                                                                            PAGE

         SECTION 3.03.   SELECTION OF NOTES TO BE REDEEMED....................33

         SECTION 3.04.   NOTICE OF REDEMPTION.................................33

         SECTION 3.05.   EFFECT OF NOTICE OF REDEMPTION.......................34

         SECTION 3.06.   DEPOSIT OF REDEMPTION PRICE..........................35

         SECTION 3.07.   NOTES REDEEMED IN PART...............................36

Article 4 REPURCHASE AT THE OPTION OF A HOLDER UPON A triggering
          CHANGE OF CONTROL...................................................36

         SECTION 4.01.   REPURCHASE RIGHT.....................................36

         SECTION 4.02.   NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC..36

         SECTION 4.03.   BENEFICIAL INTERESTS.................................38

Article 5 CONVERSION OF NOTES.................................................39

         SECTION 5.01.   RIGHT TO CONVERT.....................................39

         SECTION 5.02.   EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF
                         COMMON STOCK ON CONVERSION; NO ADJUSTMENT
                         FOR INTEREST OR DIVIDENDS............................39

         SECTION 5.03.   CASH PAYMENTS OR ROUNDING UP IN LIEU OF FRACTIONAL
                         SHARES...............................................41

         SECTION 5.04.   CONVERSION PRICE.....................................41

         SECTION 5.05.   ADJUSTMENT OF CONVERSION PRICE.......................42

         SECTION 5.06.   EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER
                         OR SALE..............................................49

         SECTION 5.07.   TAXES ON SHARES ISSUED...............................50

         SECTION 5.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING
                         OF COMMON STOCK......................................50

         SECTION 5.09.   RESPONSIBILITY OF TRUSTEE............................51

         SECTION 5.10.   NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS...........51

Article 6 COVENANTS...........................................................52

                                TABLE OF CONTENTS

                                                                            PAGE

         SECTION 6.01.   PAYMENT OF NOTES.....................................52

         SECTION 6.02.   MAINTENANCE OF OFFICE OR AGENCY......................52

         SECTION 6.03.   REPORTS..............................................53

         SECTION 6.04.   COMPLIANCE CERTIFICATE...............................53

         SECTION 6.05.   TAXES................................................54

         SECTION 6.06.   STAY, EXTENSION AND USURY LAWS.......................54

         SECTION 6.07.   CORPORATE EXISTENCE..................................55

         SECTION 6.08.   USE OF PROCEEDS......................................55

Article 7 DEFAULTS AND REMEDIES...............................................55

         SECTION 7.01.   EVENTS OF DEFAULT....................................55

         SECTION 7.02.   ACCELERATION.........................................56

         SECTION 7.03.   OTHER REMEDIES.......................................57

         SECTION 7.04.   WAIVER OF DEFAULTS...................................57

         SECTION 7.05.   CONTROL BY MAJORITY..................................57

         SECTION 7.06.   LIMITATION ON SUITS..................................58

         SECTION 7.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT........58

         SECTION 7.08.   COLLECTION SUIT BY TRUSTEE...........................58

         SECTION 7.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.....................59

         SECTION 7.10.   PRIORITIES...........................................59

         SECTION 7.11.   UNDERTAKING FOR COSTS................................60

Article 8 TRUSTEE.............................................................60

         SECTION 8.01.   DUTIES OF TRUSTEE....................................60

                                TABLE OF CONTENTS

                                                                            PAGE

         SECTION 8.02.   RIGHTS OF TRUSTEE....................................61

         SECTION 8.03.   INDIVIDUAL RIGHTS OF TRUSTEE.........................62

         SECTION 8.04.   TRUSTEE'S DISCLAIMER.................................62

         SECTION 8.05.   NOTICE OF DEFAULTS...................................62

         SECTION 8.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES...........63

         SECTION 8.07.   COMPENSATION AND INDEMNITY...........................64

         SECTION 8.08.   REPLACEMENT OF TRUSTEE...............................64

         SECTION 8.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.....................65

         SECTION 8.10.   ELIGIBILITY; DISQUALIFICATION........................65

         SECTION 8.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY....65

Article 9 LEGAL DEFEASANCE 67

         SECTION 9.01.   OPTION TO EFFECT LEGAL DEFEASANCE....................65

         SECTION 9.02.   LEGAL DEFEASANCE AND DISCHARGE.......................66

         SECTION 9.03.   CONDITIONS TO LEGAL DEFEASANCE.......................66

         SECTION 9.04.   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                         HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS........67

         SECTION 9.05.   REPAYMENT TO COMPANY.................................68

         SECTION 9.06.   REINSTATEMENT........................................68

         SECTION 9.07.   SURVIVAL.............................................68

Article 10 AMENDMENT, SUPPLEMENT AND WAIVER...................................69

         SECTION 10.01.   WITHOUT CONSENT OF HOLDERS OF NOTES.................69

         SECTION 10.02.   WITH CONSENT OF HOLDERS OF NOTES....................69

         SECTION 10.03.   COMPLIANCE WITH TRUST INDENTURE ACT.................71

                                TABLE OF CONTENTS

                                                                            PAGE

         SECTION 10.04.   REVOCATION AND EFFECT OF CONSENTS...................71

         SECTION 10.05.   NOTATION ON OR EXCHANGE OF NOTES....................71

         SECTION 10.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.....................71

Article 11 MISCELLANEOUS......................................................72

         SECTION 11.01.   TRUST INDENTURE ACT CONTROLS........................72

         SECTION 11.02.   NOTICES.............................................72

         SECTION 11.03.   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                          OF NOTES............................................73

         SECTION 11.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..73

         SECTION 11.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.......73

         SECTION 11.06.   RULES BY TRUSTEE AND AGENTS.........................74

         SECTION 11.07.   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                          EMPLOYEES AND STOCKHOLDERS..........................74

         SECTION 11.08.   GOVERNING LAW.......................................74

         SECTION 11.09.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.......74

         SECTION 11.10.   SUCCESSORS..........................................74

         SECTION 11.11.   SEVERABILITY........................................74

         SECTION 11.12.   COUNTERPART ORIGINALS...............................75

         SECTION 11.13.   TABLE OF CONTENTS, HEADINGS, ETC....................75

EXHIBITS

         Exhibit A        FORM OF NOTE

         Exhibit B        FORM OF CERTIFICATE OF TRANSFER

         Exhibit C        FORM OF CERTIFICATE OF EXCHANGE

         Exhibit D        FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
                          ACCREDITED INVESTOR

               INDENTURE dated as of September 25, 2000 between COVAD COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee").

               The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6% Convertible Senior Notes due 2005 (the "Notes"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "144A GLOBAL NOTE" means a global note in the form of EXHIBIT
A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ALL OR SUBSTANTIALLY ALL" has the meaning given such phrase in the Revised Model Business Corporation Act.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law providing for the relief of debtors, as from time to time amended and applicable to the relevant case.

          "BENEFICIAL OWNER" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; PROVIDED that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or
Schedule 13G (or any successor schedule) under the Exchange Act.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of (other than distributions of assets in respect of debt), the issuing Person.

          "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14 (d)(2) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

           "CLOSING DATE" shall mean the first date on which Notes are issued by the Company.

           "COMMON STOCK" means the common stock, par value $0.001 per share, of the Company.

           "COMPANY" means Covad Communications Group, Inc., and any and all successors thereto.

           "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or who was elected or appointed in the ordinary course by Continuing Directors or other directors so elected or appointed.

           "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give written notice to the Company.

           "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

           "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of EXHIBIT A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

           "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

           "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of EXHIBIT A hereto, issued in accordance with Section 2.01, 2.06(b)(iv) or 2.06(d)(ii).

           "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

           "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

           "HOLDER" means a Person in whose name a Note is registered.

           "INDENTURE" means this Indenture, as amended or supplemented from time to time.

           "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

           "INITIAL NOTES" means the first $500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

           "INITIAL  PURCHASERS" means Bear, Stearns & Co. Inc.,
Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Deutsche Bank Securities, Inc. and Goldman, Sachs & Co., as initial purchasers in the Offering.

           "ISSUE DATE" means September 25, 2000.

           "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

           "LIQUIDATED DAMAGES" means, on any date of determination, all Liquidated Damages then owing pursuant to the Registration Rights Agreement, if any. All references in this Indenture to interest which is or may become payable on the Notes shall be deemed to include Liquidated Damages, if applicable.

           "MAKE-WHOLE AMOUNT" means, respect of any redemption pursuant to Section 3.01(a), the sum of:

           (a) the present value of the aggregate amount of the interest that would otherwise have accrued on the Notes to be redeemed pursuant to such redemption from the Redemption Date to but not including September 18, 2003 (the "interest make-whole period"); and

           (b) Liquidated Damages, if any, to the Redemption Date.

Present value shall be calculated by using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the interest make-whole period, as of the date the notice of the redemption is mailed pursuant to this Indenture.

           "NASDAQ NATIONAL MARKET" means the National Association of
Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

           "1998 INDENTURE" means the indenture dated March 11, 1998 between the Company and The Bank of New York, pursuant to which the Company issued its 13 1/2% Senior Discount Notes due 2008.

           "1999 INDENTURE" means the indenture dated February 18, 1999 between the Company and The Bank of New York, pursuant to which the Company issued its 12 1/2% Senior Notes due 2009.

           "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any other successor entity thereto.

           "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

           "OFFERING" means the offering of the Notes by the Company.

           "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

           "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

           "OPINION OF COUNSEL" means an opinion from legal counsel that meets the requirements of Section 11.05 hereof. The counsel may be an employee of (provided such employee is a duly admitted attorney) or counsel to the Company, any Subsidiary of the Company or the Trustee.

           "PARTICIPANT" means a Person who has an account with the Depositary.

           "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

           "PREDECESSOR NOTE" of any particular Note means every previous
Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 or 2.10 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

           "PROVISIONAL REDEMPTION PRICE" means, in respect of any redemption pursuant to Section 3.01(a), 103% of the principal amount of the Notes to be redeemed pursuant to such redemption.

           "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

           "REDEMPTION PRICE" means either the Provisional Redemption
Price or the Optional Redemption Price applicable to any Notes being redeemed pursuant to Section 3.01(a) or 3.01(b), as applicable.

           "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of September 25, 2000, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, as such agreement may be amended, modified or supplemented from time to time, relating to rights given by the Company to register the Notes under the Securities Act.

           "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

           "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

           "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is identified, the term "Restricted Subsidiaries" shall be deemed to refer to Restricted Subsidiaries of the Company.

           "RULE 144" means Rule 144 promulgated under the Securities Act.

           "RULE 144A " means Rule 144A promulgated under the Securities Act.

           "SEC" means the Securities and Exchange Commission, as from time to time constituted.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

           "SIGNIFICANT SUBSIDIARY" means and Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1.02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

           "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, limited liability company or similar pass-through entity, (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners, managing members, or Persons, however designated in corresponding roles, of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

           "TOTAL COMMON EQUITY" of any Person means, as of any date of determination the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

           "TRADING DAY", with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

           "TRIGGERING CHANGE OF CONTROL" means any Change of Control, unless the closing sale price per share of the Company's Capital Stock equals or exceeds 110% of the Conversion Price applicable on any five Trading Days within a period of 10 consecutive Trading Days ending immediately:

           (a) in the case of any "Change of Control", as defined in clause (iii) of the definition thereof, after the later of such Change of Control or the public announcement of such Change of Control, or

           (b) in the case of any "Change of Control", as defined in any of clauses (i), (ii), and (iv) of the definition thereof, before the Change of Control.

           "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "2000 INDENTURE" means the indenture dated January 28, 2000 between the Company and United States Trust Company of New York, pursuant to which the Company issued its 12% Senior Notes due 2010.

           "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

           "UNRESTRICTED DEFINITIVE NOTE" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

           "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary under any of the 1998 Indenture, 1999 Indenture and 2000 Indenture.

           "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

           "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 1.02.     OTHER DEFINITIONS.

                                                                                                        Defined in

                           TERM                                                                           SECTION
                           ----                                                                        ------------

                           "Additional Notes"................................................................2.02
                           "Authentication Order"............................................................2.02
                           "Closing Price"...................................................................5.05
                           "Company Notice"..................................................................4.02
                           "Conversion Price"................................................................5.04
                           "Current Market Value"............................................................3.01
                           "DTC".............................................................................2.03
                           "Event of Default"................................................................6.01
                           "Legal Defeasance"................................................................7.02
                           "Offer Expiration Time"...........................................................5.05
                           "Optional Redemption Price".......................................................3.01
                           "Paying Agent"....................................................................2.03
                           "Pre-Offer Redemption"............................................................5.05
                           "Purchased Shares"................................................................5.05
                           "Registrar".......................................................................2.03
                           "Repurchase Date".................................................................4.01
                           "Repurchase Right"................................................................4.01
                           "Repurchase Price"................................................................4.01
                           "Trigger Event"...................................................................5.05

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "INDENTURE SECURITIES" means the Notes;

           "INDENTURE SECURITY HOLDER" means a Holder of a Note;

           "INDENTURE TO BE QUALIFIED" means this Indenture;

           "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

           "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

                                   (1)  a term has the meaning assigned to it;

                                   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                                   (3)  "or" is not exclusive;

                                   (4)  words in the singular include the
           plural, and in the plural include the singular;

                                   (5)  provisions apply to successive events
           and transactions; and

                                   (6)  references to sections of or rules
           under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

           (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

           (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

           Two Officers shall sign the Notes for the Company by manual or facsimile signature.

           If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

           A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to $500,000,000 aggregate principal amount on the Issue Date. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes are to be authenticated and any other information necessary for such authentication. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in the following paragraph or in Section 2.07 hereof.

           The Trustee shall, upon execution and delivery of a corporate Authentication Order, authenticate up to approximately $75,000,000 of additional Notes ("Additional Notes") for issuance under this Indenture. The Company agrees to comply with all applicable SEC rules and regulations that relate to the issuance and sale of any such Additional Notes.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

           The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

           The Company initially appoints The Depository Trust Company ("DTC') to act as Depositary with respect to the Global Notes.

           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

           (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b) or (c) hereof.

           (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

               (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS
IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (iii)TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof.

               (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                    (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (B)  the Registrar receives the following:

                         (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof; or

                         (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (3) thereof;

           and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

           If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

           Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

           (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
NOTES.

               (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(a) thereof;

                    (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(b) thereof; or

                    (E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
           Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (B)  the Registrar receives the following:

                         (1) if the holder of such beneficial interest in a I Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(b) thereof; or

                         (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item
           (3) thereof,

           and, in each such case set forth in this subparagraph (B), if the Company so requests or the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.


               (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

           (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
INTERESTS.

               (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item
               (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities
                Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(a) thereof;

                    (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(b) thereof; or

                    (E) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note and, in the case of clause (B) above, the 144A Global Note.

               (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (B)  the Registrar receives the following:

                         (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (l)(c) thereof; or

                         (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (3) thereof;

           and, in each such case set forth in this subparagraph (B), if the Company so requests or the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

           Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                    (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

           (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (i) RESTRICTED DEFINITIVE TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A)  if the transfer will be made pursuant to Rule
               144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                    (B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

               (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (B)  the Registrar receives the following:

                         (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(d) thereof, or

                         (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (3) thereof;

           and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

           (f) COMMON STOCK LEGENDS. Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

               "THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED.

                         (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF

           AVAILABLE) OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER.

                         (2) PRIOR TO ANY SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE), IT WILL FURNISH TO SUCH TRANSFER AGENT, (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE
           COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND

                         (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF
           THIS LEGEND.

           THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(C) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED."

           Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate for a like number of shares of Common Stock, which shall not bear the restrictive legend by this Section 2.06(f).

           (g) LEGENDS. The following legends shall appear on all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)  PRIVATE PLACEMENT LEGEND

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

           "THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE

OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISTION HEREOF, THE HOLDER:

                         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURTIES ACT;

                         (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE
ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEROF, (B) TO A QUALIFIED INSTUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D)PURUSANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

                         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM
THE SECURITY EVIDENCED HEREBY IS TRANFERRED (OTHER THAN A TRANFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

           IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR THE SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
           (c)(iii), (d)(ii), (d)(iii),

           (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

                    "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (iii) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased, converted or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes or will convert to Common Stock, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

           (h) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 5.01 and 10.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, to be followed promptly by originals.

SECTION 2.07.  REPLACEMENT NOTES.

               If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

               Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

               If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

               If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding or, if applicable, interest on it ceases to accrue.

               If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

               Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

               Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall return such cancelled Notes to the Company upon written request. Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBERS.

               The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3
                               REDEMPTION OF NOTES

SECTION 3.01.  OPTIONAL REDEMPTION.

           (a)(i) At any time prior to September 18, 2003, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, upon notice as set forth in Section 3.04, at the Provisional Redemption Price, if:

                    (A) the Shelf Registration Statement covering resales of the Notes and the Common Stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date; and

                    (B) the Current Market Value of the Common Stock equals or exceeds 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the date the notice of the redemption pursuant to this Section 3.01(a) is mailed pursuant to Section 3.04. The "CURRENT MARKET VALUE" means the average of the high and low sale prices of our common stock, as reported on the Nasdaq National Market or any national securities exchange on which the Common Stock is then listed, on such Trading Day.

               (ii) On the Redemption Date, the Company shall also pay the Make-Whole Amount on all Notes called for redemption pursuant to this Section 3.01(a), including those Notes which are converted into Common Stock after the date the notice of the provisional redemption is mailed and prior to the Redemption Date.

           (b) On or after September 18, 2003, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 3.04, at the redemption price (expressed as percentages of the principal amount of the Notes being redeemed) (such price, the "Optional Redemption Price") set forth below if redeemed during the corresponding period set forth below:

                                                                Redemption Price
                                                                ----------------
      September 18, 2003 to September 14, 2003...................... 101.50%

      On or after September 15, 2004................................ 100.00%

           (c) The Company shall pay any interest on the Notes called for redemption pursuant to this Section 3.01 (including those Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date) accrued but not paid to the Redemption Date. Such interest shall be paid to the Holder entitled to the Provisional Redemption Price or Optional Redemption Price, as applicable; PROVIDED that if the Redemption Date is an interest payment date, the Company shall pay the interest to the Holder of the Note at the close of business on the corresponding record date.

SECTION 3.02.  NOTICE TO TRUSTEE.

               If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.01(a) or (b) hereof (such election to be evidenced by a resolution of the Company's board of directors), it shall notify the Trustee at least 30 days prior to the Redemption Date

(unless a shorter notice shall be satisfactory to the Trustee) of such intended Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.

SECTION 3.03.  SELECTION OF NOTES TO BE REDEEMED.

               If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the Notes then outstanding by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Notes to be redeemed or any integral multiple thereof.

               If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (PROVIDED, HOWEVER, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

               The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 3.04.  NOTICE OF REDEMPTION.

               Notice of redemption shall be given in the manner provided in
Section 11.02 hereof to the Holders of Notes to be redeemed. Such notice shall be given not less than 30 nor more than 60 days prior to the Redemption Date.

               All notices of redemption shall state:

               (1)  the Redemption Date;

               (2) the Redemption Price and the amount of interest accrued and unpaid to the Redemption Date, if any;

               (3)  the Make-Whole Amount, if any;

               (4) if fewer than all the Notes then outstanding are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

               (5) that on the Redemption Date the Redemption Price and, as provided in Section 3.01(c), interest accrued and unpaid to the Redemption Date, and Liquidated Damages, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

               (6) the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

               (7) that Global Notes called for redemption must be surrendered to the Trustee and all Definitive Notes called for redemption must be surrendered to the Trustee to collect the Redemption
           Price, the amount of accrued interest, if any, and the Make-Whole Amount, if any; and

               (8)  the CUSIP numbers of the Notes.

               The notice given shall specify the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.06 hereof, and shall specify the serial numbers of the Notes and the portions thereof called for redemption.

               Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION.

               Notice of redemption having been given as provided in Section
3.04 hereof, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and the Make-Whole Amount, if any, therein specified (and, as provided in Section 3.01(c), accrued interest and Liquidated Damages, if any, to the Redemption Date) and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest; PROVIDED that the Company may specify in such notice conditions to the redemption of the Notes that must be met on or prior to the Redemption Date, including the receipt of proceeds from concurrent equity or other financings, in which case the Redemption Date shall not occur, and the Notes to be redeemed shall not be due and payable at the Redemption Price, until such conditions are satisfied. Upon surrender of any such Note for redemption in accordance with such notice (including the satisfaction of all applicable conditions), such Note shall be paid by the Company at the Redemption Price and the Make-Whole Amount, if any.

               If any Note called for redemption shall not be so paid when due upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the then applicable interest rate on the Notes.

SECTION 3.06.  DEPOSIT OF REDEMPTION PRICE.

               Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay
(x) the Redemption Price of, and accrued and unpaid interest, if any, on (and the Make-Whole Amount, if any, in respect of), all the Notes to be redeemed on that Redemption Date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit and (y) the Make-Whole Amount, if any, payable on Notes called for redemption on that date which have been converted prior to the date of such deposit.

               If any Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in such Predecessor Note and to receive the Make-Whole Amount as set forth in Section 3.01(a)(ii)) be paid to the Company on Company request or, if then held by the Company, shall be discharged from such trust.

               If the Company complies with the provisions of the two preceding paragraphs, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of the Notes called for redemption. If a
Note is redeemed or converted on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any failure of the Company to comply with the foregoing paragraphs, interest shall be paid on unpaid principal, from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 6.01 hereof.

SECTION 3.07.  NOTES REDEEMED IN PART.

               Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 2.03 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                    ARTICLE 4
    REPURCHASE AT THE OPTION OF A HOLDER UPON A triggering CHANGE OF CONTROL

SECTION 4.01.  REPURCHASE RIGHT.

               In the event that a Triggering Change of Control shall occur, each Holder shall have the right (the "Repurchase Right"), at the Holder's option, but subject to the provisions of Section 4.02 hereof, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on the date (the "Repurchase Date") that is a Business Day no earlier than 30 days nor later than 60 days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Notes to be repurchased (the "Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Repurchase Date.

SECTION 4.02.  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

           (a) Unless the Company shall have theretofore called for redemption all of the Notes then outstanding, prior to or on the 30th day after the occurrence of a Triggering Change of Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders of Notes notice, in the manner provided in Section 11.02 hereof, of the occurrence of the Triggering Change of Control and of the Repurchase Right set forth herein arising as a result thereof (the "Company Notice"). The Company shall also deliver a copy of such notice of a Repurchase Right to the Trustee. Each notice of a Repurchase Right shall state:

           (1) the Repurchase Date;

           (2) the date by which the Repurchase Right must be exercised;

           (3) the Repurchase Price and the amount of accrued and unpaid interest, if any;

           (4) that on the Repurchase Date the Repurchase Price, accrued and unpaid interest and Liquidated Damages, if any, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

           (5) that any Holder electing to have any Note or portion thereof purchased pursuant to its Repurchase Right will be required to surrender such Note, together with the form entitled "Notice of Exercise of Repurchase Right" on the reverse side of such Note completed, to, in the case of Book-Entry Interests in a Global Note, the Trustee and, in the case, of Definitive Notes, the Trustee, in each case, at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Repurchase Date;

           (6) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place where such Notes may be surrendered for conversion; and

           (7) the place or places where such Notes, together with the Option to Elect Repayment Upon a Triggering Change of Control certificate annexed to the each Note are to be delivered for payment of the Repurchase Price and accrued and unpaid interest, if any.

           No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

           If any of the foregoing provisions or other provisions of this
Article 4 are inconsistent with applicable law, such law shall govern.

           (b) To exercise a Repurchase Right, a Holder shall deliver to the Trustee prior to the close of business on the third Business Day immediately preceding the Repurchase Date:

                         (1) written notice of the Holder's exercise of such Repurchase Right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and

                         (2) the Notes with respect to which the Repurchase Right is being exercised.

           Such written notice shall be irrevocable if not withdrawn prior to the close of business on the third Business Day prior to the Repurchase Date by delivery to the Trustee of a notice of withdrawal, except that the right of the Holder to convert the Notes with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date. The Company shall not pay accrued and unpaid interest on any such Notes so converted.

           (c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash for payment to the Holder on the Repurchase Date, together with Liquidated Damages, if any, and accrued and unpaid interest to the Repurchase Date payable in cash with respect to the Notes as to which the Repurchase Right has been exercised; PROVIDED, HOWEVER, that installments of interest that mature prior to or on the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record date.

           (d) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the then applicable interest rate on the Notes, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

           (e) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

           (f) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11 hereof.

SECTION 4.03.  BENEFICIAL INTERESTS.

               The holder of any beneficial interest in a Global Note shall notify the Trustee in writing (or by such other method as shall be permitted under the Applicable Procedures of the Depositary) of its election of its Repurchase Right at least 10 days prior to the applicable Repurchase Date, which notice shall include the information required by Section 4.02. In connection with any repurchase of Global Notes pursuant to the Repurchase Right, the Trustee shall complete and deliver the Notice of Exercise of Repurchase Right attached to each Global Note surrendered for repurchase to reflect the decrease in principal amount of such Global Note resulting from such repurchase. The exercise of any Repurchase Right with respect to any beneficial interest in a Global Note shall be subject to, and comply with, the Applicable Procedures of the Depositary.

                                   ARTICLE 5

                               CONVERSION OF NOTES

SECTION 5.01.  RIGHT TO CONVERT.

               Subject to and upon compliance with the provisions of this Indenture, the Holder of any Note shall have the right, at its option, at any time after the original issuance of the Notes hereunder through the close of business on the Business Day prior to the date of repurchase, redemption or final maturity of the Notes (except that, with respect to any Note or portion of a

Note that shall be called for redemption or tendered for repurchase pursuant to Section 3.01 or 4.02, such right shall not terminate, if the Company shall default in payment due upon redemption or purchase thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 5.02. A Note in respect of which a Holder is exercising its option to require repurchase upon a Triggering Change of Control pursuant to Section 4.02 may be converted only if such Holder withdraws its election by delivering written notice to the Company three Business Days prior to the related Repurchase Date. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 5.

SECTION 5.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.

               In order to exercise the conversion privilege with respect to any Note in certificated form, the Holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 2.03, accompanied by the funds, if any, required by this Section 5.02, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 5.07. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

               In order to exercise the conversion privilege with respect to any beneficial interest in a Note in global form, the holder of such beneficial interest must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery a beneficial interest in such Note in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 5.02 and any transfer taxes if required pursuant to Section 5.07.

               As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 2.03, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article and, if applicable, a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 5.03.

               Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 5.02 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered in accordance with the applicable terms of the Indenture.

               Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date must (unless such Note or portion thereof being converted shall have been called for redemption on a Redemption Date, or tendered for repurchase on a repurchase date, that occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following interest payment date), be accompanied by payment, in same day funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. Except as provided above in this Section 5.02, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

               Upon the conversion of an interest in a Note in global form, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby. Upon the conversion of an interest in a Note in definitive form, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or the conversion agent appointed by the Company), shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note. The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

               If shares of Common Stock to be issued upon conversion of a Restricted Global Note or a Restricted Definitive Note, or Notes to be issued upon conversion of a Restricted

Global Note or a Restricted Definitive Note in part only, are to be registered in a name other than that of the Holder of such Restricted Global Note or a Restricted Definitive Note, such Holder must deliver to the Trustee a certificate in substantially the form set forth in the form of Exhibit B, dated the date of surrender of such Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Note. The Trustee shall not be required to register in a name other than that of the Holder shares of Common Stock or Note issued upon conversion of any such Restricted Global Note or a Restricted Definitive Note not so accompanied by a properly completed certificate.

SECTION 5.03.  CASH PAYMENTS OR ROUNDING UP IN LIEU OF FRACTIONAL SHARES.

               No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall, at its option, make an adjustment and payment therefor in cash at the Closing Price thereof on the last Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted to the Holder or round up the number of shares to be received to the nearest whole share.

SECTION 5.04.  CONVERSION PRICE.

               The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article 5.

SECTION 5.05.  ADJUSTMENT OF CONVERSION PRICE.

               The Conversion Price shall be adjusted from time to time by the Company as follows:

           (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction (i) the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction, subject to the Company's rights under Section 5.05(l), to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 5.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the

Conversion Price that would then be in effect if such dividend or distribution had not been declared.

           (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall, subject to the Company's rights under Section 5.05(l), become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

           (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

           (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 5.05(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 5.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in
Section 5.05(a) (any of the foregoing hereinafter in this Section 5.05(d) called the "Securities")), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the record date fixed for determination, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction (i) the numerator of which shall be the Current Market Price per share of the Common Stock on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the record date of the portion of the Securities so distributed applicable to one share of Common Stock and (ii) the denominator of which shall be the Current Market Price per share of the Common Stock on such record date, such reduction, subject to the Company's rights under Section 5.05(l), to become effective immediately prior to the opening of business on the day following such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Securities such Holder would have received had such Holder converted each Note on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 5.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock, unless the Board of Directors determines in good faith that such determination would not be in the best interests of the Holders.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.05 (and no adjustment to the Conversion Price under this Section 5.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 5.05(d). If any such right or warrant are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 5.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

               For purposes of this Section 5.05(d) and Sections 5.05(a) and
(b), any dividend or distribution to which this Section 5.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 5.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 5.05(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 5.05(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 5.05(a).

           (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 5.05(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and
(B) 2.5% of the arithmetic average of the Closing Price (determined as set forth in Section 5.05(h)) during the ten Trading Days immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction (i) the numerator of which shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and (ii) the denominator of which shall be such Current Market Price of the Common Stock on such date, such reduction, subject to the Company's rights under Section 5.05(l), to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 5.05(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 5.05(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

           (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (other than any tender offer or exchange offer that is made and consummated for any and all shares of the Common Stock) shall expire and such tender or exchange offer (as in effect upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and (ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the second Trading Day following the

Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

           (g) In the case of a tender or exchange offer made by a Person other than the Company or any Subsidiary (a) for an amount that increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding (provided that in the case of any offeror whose ownership percentage of the Common Stock is 15% or more prior to the commencement of the tender offer or exchange offer, this requirement would not be met unless the tender offer or exchange offer would increase the offeror's ownership of Common Stock by more than 10% of the total shares of Common Stock outstanding), (b) that involves the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, (c) in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer and (d) in which the average of the daily Closing Price per share of the Common Stock for the ten consecutive Trading Days ending ten Trading Days prior to the public announcement of the tender offer or exchange offer (the "Pre-Offer Reference Price") exceeds 110% of the average of the daily Closing Price per share of the Common Stock for the ten Trading Days commencing ten Trading Days following the Offer Expiration Time (the "Post-Offer Reference Price") the Conversion Price shall be reduced so that the same shall equal the price determined by subtracting from the Conversion Price in effect immediately prior to the Offer Expiration Time an amount determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction (i) the numerator of which shall be (x) the difference between the Pre-Offer Reference Price and the Post-Offer Reference Price multiplied by (y) the number of shares of Common Stock outstanding immediately prior to the Offer Expiration Time (less all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time) and (ii) the denominator of which shall be the product of the Pre-Offer Reference Price and the number of shares of Common Stock outstanding immediately prior to the Offer Expiration Time (including any tendered or exchanged shares). Any reduction in the Conversion Price provided for in this
Section 5.05(g) shall become effective retroactive to immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5.05(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 5.06.

     (h) For purposes of this Section 5.05, the following terms shall have the meaning indicated:

          (1) "Closing Price" with respect to any securities on any day means the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case as quoted on the Nasdaq National Market or, if such security is not quoted or listed or admitted to trading on such Nasdaq National Market, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

          (2) "Current Market Price" means the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question. The Current Market Price shall be appropriately adjusted to take into account the occurrence during the period commencing on the first of such Trading Days during such ten-Trading Day period and ending on the date in question of any other events that would require an adjustment of the Conversion Price pursuant to
     Section 5.05 of this Indenture.

          (3) "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 5.05(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holder of record of the Notes a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 5.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustments shall be made to the Conversion Price for any change in the par value of the Common Stock (including the designation thereof as "no par value" stock). All calculations under this Article 5 shall be made by the Company and shall be made to the nearest tenth of one cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

     (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Note at his last address appearing on the Note register provided for in Section 2.03 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (l) In any case in which this Section 5.05 provides that an adjustment shall become effective immediately after a record date for an event or any other date specified herein, occurring prior to the event, that is the basis for such adjustment, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record or other specified date or other date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash or additional shares in lieu of any fraction pursuant to Section 5.03.

     (m) For purposes of this Section 5.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (n) If the distribution date for the rights provided in the Company's rights agreement occurs prior to the date on which a Note is converted, any Holder of a Note who converts such Note after the distribution date shall not be entitled to receive the rights that would otherwise have attached (but for the date of conversion) to the shares of Common Stock received upon such conversion, provided that an adjustment shall be made to the Conversion Price pursuant to this Section 5.05 as if the rights were being distributed to the holders of Common Stock immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

SECTION 5.06.  EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

          If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 5.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of each supplemental indenture) providing that the Notes shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this
Section 5.06 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Note register provided for in Section 2.03 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

          If this Section 5.06 applies to any event or occurrence, Section 5.05 shall not apply.

SECTION 5.07.  TAXES ON SHARES ISSUED.

          The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 5.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK.

          The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company covenants that, subject to the terms of this Indenture, the Registration Rights Agreement and the compliance by the Holders of the Notes to be converted with applicable law, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          The Company further covenants that, subject to the terms of this Indenture, the Registration Rights Agreement and compliance by the Holders of the Notes with applicable law, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 5.09.  RESPONSIBILITY OF TRUSTEE.

          The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 5.10.  NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 5.05; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any Significant Subsidiary; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any Significant Subsidiary; the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in Section 2.03 of this Indenture, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                                    ARTICLE 6
                                    COVENANTS

SECTION 6.01.  PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal amount of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal amount, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal amount, premium, if any, and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 6.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 6.03.  REPORTS.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes and file with the SEC (unless the SEC will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. The Company shall at all times comply with TIA ss. 314(a).

     (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders, securities analysts, prospective investors and beneficial owners of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 6.04.  COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 6.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 6 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.05.  TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 6.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 6.07.  CORPORATE EXISTENCE.

          The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 6.08.  USE OF PROCEEDS.

          For so long as any note thereunder is outstanding, the Company shall use the proceeds of the Offering in accordance with the 1998 Indenture, the 1999 Indenture and the 2000 Indenture.

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES

SECTION 7.01.  EVENTS OF DEFAULT.

      An "Event of Default" occurs if:

     (a) the Company defaults in the payment when due of interest on the Notes (including any Liquidated Damages) and such default continues for a period of 30 days;

     (b) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon any date fixed for redemption or repurchase (including in connection with any redemption or repurchase) or otherwise;

     (c) the Company fails to comply with any of the provisions of Section 5.06 hereof;

     (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

     (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries and such judgment or judgments remain undismissed and are not stayed for a period

(during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5 million;

     (f) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is not paying its debts as they become due; or

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 7.02.  ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 7.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, all principal of and accrued and unpaid interest, if any, on the Notes shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 7.01 hereof occurs with respect to the Company, any of its Significant

Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice.

          If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.01 or 3.02 hereof (assuming for purposes of this Section 7.02 that the conditions for redemption under Section 3.01 have been satisfied), then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

SECTION 7.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04.  WAIVER OF DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.05.  CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 7.06.  LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to a Responsible Officer of the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c)such Holder of a Note or Holders of Notes offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 7.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust on behalf of the Holders against the Company for the whole amount of principal amount of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          FIRST: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

          SECOND: TO Holders of Notes for amounts due and unpaid on the Notes for principal amount, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

SECTION 7.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 8
                                     TRUSTEE

SECTION 8.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The rights, privilege, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 8.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee as Trustee and acting in each of its capacities hereunder may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any written demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 8.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgees of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.

SECTION 8.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for, nor shall it be liable for, and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture; it shall not be responsible for, nor shall it be liable for, the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for, nor shall it be liable for, any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 8.05.  NOTICE OF DEFAULTS.

          (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Officer of the Trustee, and such notice references the Notes and this Indenture.

          (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 8.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 8.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as Trustee and acting in each of its capacities hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture as Trustee and acting in each of its capacities hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 8.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 8.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes and the Company. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section
8.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 8.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 8.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 8.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 9
                                LEGAL DEFEASANCE

SECTION 9.01.  OPTION TO EFFECT LEGAL DEFEASANCE .

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have
Section 9.02 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

SECTION 9.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.04 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same upon receipt of an Officer's Certificate and an Opinion of Counsel in form and substance satisfactory to the Trustee), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.03 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 6.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 9.

SECTION 9.03.  CONDITIONS TO LEGAL DEFEASANCE.

          The following shall be the conditions to the application of Section
9.02 hereof to the outstanding Notes:

In order to exercise Legal Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

          (b) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 7.01(f) or 7.01(g) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (d) such Legal Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (e) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to reasonable customary exceptions) to the effect that (assuming that no Holder of any Notes would be considered an insider of the Company under applicable bankruptcy or insolvency law) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance have been complied with.

SECTION 9.04. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 9.05 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.04, the "Trustee") pursuant to Section 9.03 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal amount, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.03(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance.

SECTION 9.05.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal amount of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal amount and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may, but is not required to, at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.06.  REINSTATEMENT.

          If Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 9.02 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 9.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 9.07.  SURVIVAL.

          The Trustee's rights under this Article 9 shall survive termination of this Indenture.

                                   ARTICLE 10
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 10.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Section 5.06 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Sections 11.04 and 11.05 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02. WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 10.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes (including the Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a redemption or purchase of, or a tender offer or exchange offer for, Notes), and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including the Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a redemption or purchase of, or tender offer or exchange offer for, the Notes).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 11.04 and 11.05 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including the Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including the Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (g) waive a redemption payment with respect to any Note;

          (h) make any change in Section 7.04 or 7.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 10.04. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 10.05. NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee, at the direction of the Company, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive (whether or not such amendment or supplemental Indenture does or does not affect the rights, duties, liabilities or immunities of the Trustee) and (subject to Section 8.01 hereof) may rely conclusively on and shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this indenture (and otherwise in a form and substance reasonably satisfactory to the Trustee).

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address below:

          If to the Company:

          Covad Communications Group, Inc.
          4250 Burton Drive
          Santa Clara, California 95054
          Telecopier No.:  (408) 844-7501
          Attention:  Chief Financial Officer

          With a copy to:

          Irell & Manella LLP
          Suite 900
          1800 Avenue of the Stars
          Los Angeles, California 90067-4276
          Telecopier No.:  (310) 203-7199
          Attention:  Meredith S. Jackson

          If to the Trustee:

          United States Trust Company of New York
          114 West 47th Street
          25th Floor
          New York, NY 10036
          Telecopier No.:  (212) 852-1626
          Attention:  Corporate Trust Administration

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given upon receipt.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in T1A ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. GOVERNING LAW.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

Dated as of September 25, 2000

                                         COVAD COMMUNICATIONS GROUP, INC.

                                         BY: /s/ Dhruv Khanna
                                            ----------------------------

                                         Name:  Dhruv Khanna

                                         Title: Executive Vice President/
                                                Secretary
Attest:
/s/ Terence Murphy
-------------------------

Name:  Terence Murphy

Title: Vice President of Finance/Treasurer

                                         UNITED STATES TRUST COMPANY OF NEW YORK

                                         BY: /s/ Patricia Gallagher
                                            ------------------------------

                                            Name: Patricia Gallagher

                                            Title: Assistant Vice President

                                    EXHIBIT A

                                 (Face of Note)

================================================================================

                                                            CUSIP/CINS 222814AN5

                      6% Convertible Senior Notes due 2005

No.                                                                 $
   ----                                                              -----------


                        COVAD COMMUNICATIONS GROUP, INC.

promises to pay to
                  --------------------------------------------------------------

or registered assigns,

         the principal sum of
                             ---------------------------------------------------

Dollars on September 15, 2005.

Interest Payment Dates:  March 15 and September 15

Record Dates: March 1 and September 1


                                      A1-1

                                                                       EXHIBIT A

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                               COVAD COMMUNICATIONS GROUP, INC.

                                               BY:
                                                  ------------------------------

                                                  Name:

                                                  Title:



                                               BY:
                                                  ------------------------------

                                                  Name:

                                                  Title:

Dated: September 25, 2000

This is one of the Global
Notes referred to in the
within-mentioned Indenture:
United States Trust Company of New York, as Trustee




By:
   ----------------------------

Authorized Signatory


                                      A1-2

                                                                       EXHIBIT A
                                 (Back of Note)

                      6% Convertible Senior Notes due 2005

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISTION HEREOF, THE HOLDER:

          (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURTIES ACT;

                                      A1-3

                                                                       EXHIBIT A

          (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEROF, (B) TO A QUALIFIED INSTUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURUSANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANFERRED (OTHER THAN A TRANFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR THE SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST; CONVERSION. Covad Communications Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 6% per annum. The Company shall pay interest and Liquidated Damages, if any, semi-annually on March 15 and September 15, commencing on March 15, 2001, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no

                                      A1-4

                                                                       EXHIBIT A

     interest has been paid, from the Closing Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be March 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All references in this Note and in the Indenture to "interest" shall be deemed to include any Liquidated Damages that may become payable thereon according to the provisions of the Indenture.

          In accordance with the terms of the Resale Registration Rights Agreement, dated September 25, 2000, between the Company, Bear Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. (the "Initial Purchasers"), during the first 90 days following a Registration Default (as defined in the Resale Registration Rights Agreement), the Interest Rate borne by the Notes shall be increased by 0.50% on:

          (a) March 24, 2001 (the "Effectiveness Target Date"), if the Shelf Registration Statement is not declared effective by the Notes and Exchange Commission prior to or on such date;

          (b) subject to the exceptions in the Resale Registration Rights Agreement, the day after the fifth Business Day after the Shelf Registration Statement, previously declared effective, ceases to be effective or fails to be usable after the Effectiveness Target Date and during the period required by the Resale Registration Rights Agreement for the Shelf Registration Statement to be effective, if a post-effective amendment (or report filed pursuant to the Exchange Act) that cures the Shelf Registration Statement is not filed with the Notes and Exchange Commission during such five Business Day period; or

          (c) the day following the 60th or 90th day, as the case may be, of any period that the prospectus contained in the Shelf Registration Statement has been suspended, if such suspension has not been terminated.

After the first such 90-day period, the Interest Rate borne by the Notes shall be increased by 0.25% each 90-day period during the existence and continuance of such a Registration Default. In no event shall the Interest Rate borne by the Notes be increased by more than 2.00%.

          Any amount of such Liquidated Damages will be payable in cash semiannually, in arrears, on each Interest Payment Date and will cease to accrue on the date the Registration

                                      A1-5

                                                                       EXHIBIT A

Default is cured. The Holder of this Note is entitled to the benefits of the Resale Registration Rights Agreement.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 preceding the Interest Payment Date, even if such Notes are cancelled or converted after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. However, any such Holder which surrenders any such Note for conversion during the period between the close of business on such record date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Note so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Note for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Note which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 3.04 of the Indenture shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Note so converted at the time such Holder surrenders such Note for conversion. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of September 25, 2000 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $500,000,000 in aggregate principal amount (or $575,000,000 if the Additional Notes are issued pursuant to Section 2.02 of the Indenture).

          5. CONVERSION RIGHTS. Subject to the provisions of the Indenture, the holder

                                      A1-6

                                                                       EXHIBIT A

     hereof has the right, at its option, at any time after the original issuance of any Notes through the close of business on the Business Day prior to the date of repurchase, redemption or final maturity date of the Notes (unless the Company shall default in payment due upon redemption or repurchase thereof) to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $17.775 (the "Conversion Price") (as such Conversion Price may be adjusted from time to time as provided in the Indenture), upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. In order to exercise the conversion privilege with respect to any beneficial interest in a Note in global form, the holder of such beneficial interest must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery a beneficial interest in such Note in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and otherwise comply with the requirements set forth in the Indenture. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption or repurchase during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in same day funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but either an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion or the number of shares shall be rounded up to full shares. A
     Note in respect of which a holder is exercising its right to require repurchase upon a Triggering Change of Control may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

          6. OPTIONAL REDEMPTION.

          (a) (i) The Company may redeem this Note at any time prior to September 18, 2003 in whole at any time or in part from time to time at the Provisional Redemption Price, if:

                    (A) the Shelf Registration Statement covering resales of
               this Note and the Common Stock issuable upon conversion of this
               Note is effective and

                                      A1-7

                                                                       EXHIBIT A

               available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date; and

                    (B) the Current Market Value of the Common Stock equals or exceeds 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the date the notice of the redemption is mailed.

               (ii) On the Redemption Date, the Company shall also pay the Make-Whole Amount on this Note if called for redemption pursuant to
          Section 3.01(a) of the Indenture, whether or not converted into Common Stock after the date the notice of the provisional redemption is mailed and prior to the Redemption Date.

          (b) This Note may be redeemed in whole or in part, upon not less than 20 nor more than 60 days' notice, at any time on or after September 18, 2003, at the option of the Company, at the redemption price (expressed as percentages of the principal amount of the Notes being redeemed) (such price, the "Optional Redemption Price") set forth below if redeemed during the corresponding period set forth below:

                                                                                   Redemption Price
                                                                                  ------------------

      September 18, 2003 to September 14, 2004......................                   101.50%
      On or after September 15, 2004................................                   100.00%

          (c) The Company shall pay any interest on the Notes called for redemption accrued but not paid to the Redemption Date, pursuant to the terms of the Indenture.

          Notes in original denominations larger than $1,000 may be redeemed in part. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

          Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

                                      A1-8

                                                                       EXHIBIT A

          7. REPURCHASE RIGHT UPON A TRIGGERING CHANGE OF CONTROL.

          If a Triggering Change in Control occurs, the Holder of Notes, at the Holder's option, shall have the right, subject to the conditions and in accordance with the provisions of the Indenture, to require the Company to repurchase the Notes (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, PROVIDED that the portion of the principal amount of this Note to be outstanding after such repurchase is at least equal to $1,000) at the Repurchase Price in cash, plus any interest accrued and unpaid to the Repurchase Date.

          A Company Notice will be given by the Company to the Holders as provided in the Indenture.

          8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          9. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.

          10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (and Additional Notes, if any) voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (and Additional Notes, if any) voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

          11. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in

                                      A1-9

                                                                       EXHIBIT A

     the payment when due of interest on the Notes (including, for the avoidance of doubt, any Liquidated Damages); (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company to comply with
     Section 5.06 of the Indenture; (iv) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or
     (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the

                                     A1-10

                                                                       EXHIBIT A

     entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of September 25, 2000, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          18. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the law of the State of New York.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Covad Communications Group, Inc.
          4250 Burton Drive
          Santa Clara, California 95054
          Attention:  Chief Financial Officer

                                     A1-11

                                                                       EXHIBIT A

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     ----------------

                                            Your Signature:
                                                           ---------------------

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A1-12

                                                                       EXHIBIT A

                                CONVERSION NOTICE

TO:       COVAD COMMUNICATIONS GROUP, INC.
          4250 Burton Drive
          Santa Clara, California  95054

          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of interest (including, for the avoidance of doubt, Liquidated Damages, if any), accompanies this Note.

Dated:                     Your Name:
      ---------------                -------------------------------------------
                           (Print your name exactly as it appears on the face of this Note)



                           Your Signature:
                                          --------------------------------------
                           (Sign exactly as your name appears on the face of this Note)



                           Signature Guarantee*:
                                                --------------------------------



                           Social Note or other Taxpayer Identification
                           Number:
                                  ----------------------------------



        Principal amount to be converted (if less than all):$
                                                             -------------------


---------------------
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-13

                                                                       EXHIBIT A

Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered holder:

         ------------------------------------------------------
         (Name)

         ------------------------------------------------------
         (Street Address)

         ------------------------------------------------------
         (City, State and Zip Code)

                                      A1-14

                                                                       EXHIBIT A

                     NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO:       COVAD COMMUNICATIONS GROUP, INC.
          4250 Burton Drive
          Santa Clara, California  95054

          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Covad Communications Group, Inc. (the "Company") as to the occurrence of a Triggering Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest and Liquidated Damages, if any, accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated:                     Your Name:
      ---------------                -------------------------------------------
                           (Print your name exactly as it appears on the face of this Note)



                           Your Signature:
                                          --------------------------------------
                           (Sign exactly as your name appears on the face of this Note)



                           Signature Guarantee*:
                                                --------------------------------



                           Social Note or other Taxpayer
                           Identification Number:
                                                 -------------------------------



             Principal amount to be converted (if less than all): $


---------------------
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-15

                                                                       EXHIBIT A

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

----------  ----------------   ----------------   ---------------  -------------
                                                     Principal      Signature of
               Amount of          Amount of        Amount of this     authorized
              decrease in        increase in        Global Note       officer of
               Principal       Principal Amount    following such     Trustee or
  Date of      Amount of        of this Global      decrease (or        Note
 Exchange   this Global Note        Note             increase)        Custodian
----------  ----------------   ----------------   ---------------  -------------

                                     A1-16

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Covad Communications Group, Inc.
4250 Burton Drive
Santa Clara, California 95054
Attention:  General Counsel

United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York 10036
Attention:  Corporate Trust Administration

          Re:      6% Convertible Senior Notes due 2005 of
                   COVAD COMMUNICATIONS GROUP, INC.

          Reference is hereby made to the Indenture, dated as of September 25, 2000 (the "INDENTURE"), between Covad Communications Group, Inc., as issuer (the "COMPANY"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the "TRANSFEROR") owns and proposes to transfer the
          --------------
Note[s] or interest in such Note[s] specified in Annex A hereto, in the
principal amount of $         in such Note[s] or interests (the "TRANSFER"), to
                     --------
           (the "TRANSFEREE"), as further specified in Annex A hereto. In
----------
connection with the Transfer, the Transferor hereby certifies that:

1. DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. //CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) //such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) //such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

     (c) //such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

3. RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             -----------------------------------

                                             [Insert Name of Transferor]

                                             By:
                                                --------------------------------

                                                Name:

                                                Title:

Dated:
      -------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                             CHECK ONE OF (a) OR (b)

     (a) //a beneficial interest in the 144A Global Note (CUSIP 222814AN5), or

     (b) //a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

     (c) //a beneficial interest in the (i) ?144A Global Note (CUSIP 222814AN5), or

     (ii) //Unrestricted Global Note (CUSIP 222814AN5); or

     (d) //a Restricted Definitive Note; or

     (e) //an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.




                                    CHECK ONE

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Covad Communications Group, Inc.
4250 Burton Drive
Santa Clara, California 95054
Attention:  General Counsel

United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York 10036
Attention:  Corporate Trust Administration

          Re:      6% Convertible Senior Notes due 2005 of

                   COVAD COMMUNICATIONS GROUP, INC.

                               (CUSIP 222814AN5))

          Reference is hereby made to the Indenture, dated as of September 25, 2000 (the "INDENTURE"), between Covad Communications Group, Inc., as issuer (the "COMPANY"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the "OWNER") owns and proposes to exchange the
          ---------------
Note[s] or interest in such Note[s] specified herein, in the principal amount of
$          in such Note[s] or interests (the "EXCHANGE"). In connection with the
 ---------
Exchange, the Owner hereby certifies that:

3. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

     (f) //CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (g) //CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (h) //CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (i) //CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies
(i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

4. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

     (j) //CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (k) //CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's

Restricted Definitive Note for a beneficial interest in the 144A Global
Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             -----------------------------------

                                             [Insert Name of Owner]

                                             By:
                                                --------------------------------
                                                Name:

                                                Title:

Dated:
      -------------------